Filed pursuant to Rule 424(b)(3)
File No. 333-282965

PROSPECTUS

Exchange Offer for

Up to $1,000,000,000 6.259% Senior Notes due 2027

Up to $1,500,000,000 6.298% Senior Notes due 2029

Up to $1,000,000,000 6.388% Senior Notes due 2031

Up to $2,500,000,000 6.528% Senior Notes due 2034

Up to $2,500,000,000 6.858% Senior Notes due 2054

Up to $1,500,000,000 7.008% Senior Notes due 2064

The Boeing Company (“Boeing”) is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange (the “Exchange Offer”) any and all of the notes of a series identified under “Title of the Original Notes” in the table below (collectively, the “Original Notes”) for a like principal amount of notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) having substantially the same terms as the Original Notes of such series and evidencing the same indebtedness as the Original Notes of such series, as described under “Title of the Exchange Notes” in the table below (collectively, the “Exchange Notes” and, together with the Original Notes, the “Notes”). The terms of the Exchange Offer are summarized below and are more fully described in this prospectus.

Description of the Original Notes			Description of the Exchange Notes
CUSIP Number	Title of the Original Notes	Principal Amount Outstanding	CUSIP Number	Title of the Exchange Notes
097023DH5 (Rule 144A) U77434AA3 (Regulation S)	6.259% Senior Notes due 2027	$1,000,000,000	097023DP7	6.259% Senior Notes due 2027
097023DJ1 (Rule 144A) U77434AB1 (Regulation S)	6.298% Senior Notes due 2029	$1,500,000,000	097023DQ5	6.298% Senior Notes due 2029
097023DK8 (Rule 144A) U77434AC9 (Regulation S)	6.388% Senior Notes due 2031	$1,000,000,000	097023DR3	6.388% Senior Notes due 2031
097023DL6 (Rule 144A) U77434AD7 (Regulation S)	6.528% Senior Notes due 2034	$2,500,000,000	097023DS1	6.528% Senior Notes due 2034
097023DM4 (Rule 144A) U77434AE5 (Regulation S)	6.858% Senior Notes due 2054	$2,500,000,000	097023DT9	6.858% Senior Notes due 2054
097023DN2 (Rule 144A) U77434AF2 (Regulation S)	7.008% Senior Notes due 2064	$1,500,000,000	097023DU6	7.008% Senior Notes due 2064

Boeing is conducting the Exchange Offer in order to provide you with an opportunity to exchange your Original Notes for freely tradable Exchange Notes that have been registered under the Securities Act.

The terms of the Exchange Notes are substantially identical in all material respects to the terms of the Original Notes, except that the Exchange Notes will not contain terms with respect to registration rights, additional interest in connection with the failure of the Exchange Notes to be registered under the Securities Act or transfer restrictions.

The exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes.

Boeing will accept for exchange any and all Original Notes validly tendered and not validly withdrawn at any time prior to 5:00 p.m. (Eastern time) on December 17, 2024, unless extended or earlier terminated by Boeing (such date and time, as the same may be extended or earlier terminated, the “Expiration Time”). You may withdraw tenders of Original Notes at any time prior to the Expiration Time.

All untendered outstanding Original Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Original Notes and in the indenture governing the Original Notes. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, Boeing does not currently intend to register the Original Notes under the Securities Act. No public market currently exists for the Original Notes. Boeing does not intend to list the Exchange Notes on any securities exchange and, therefore, no active public market is anticipated.

An investment in the Exchange Notes involves risks. See the section entitled “Risk Factors” beginning on page 14 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024 and September 30, 2024.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Boeing has agreed that, starting on the date the registration statement, of which this prospectus forms a part, is declared effective and ending on the close of business 90 days after such date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Original Notes or the Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 18, 2024.

ABOUT THIS PROSPECTUS

The Exchange Offer is not being made to, nor will Boeing accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

In making an investment decision regarding the Exchange Offer, you must rely on your own examination of Boeing, the terms of the Exchange Offer and the terms of the Exchange Notes, including the merits and risks involved. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own legal, tax, financial and other advisors as to the particular consequences of participating in the Exchange Offer.

Boeing has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 with respect to the Exchange Notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits. For further information about Boeing and the Exchange Notes, you should refer to the registration statement and its exhibits. Statements Boeing makes in this prospectus about certain documents are not necessarily complete. When Boeing makes such statements, Boeing refers you to the copies of the documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including its exhibits, is available at the SEC’s website at www.sec.gov.

This prospectus incorporates by reference important business and financial information about Boeing that is not included in or delivered with this document. This information is available to you at no cost, upon your request by writing or telephoning us as follows (See “Where You Can Find More Information”):

Mail Services

The Boeing Company

P.O. Box 3707

Mail Code 3T-00

Seattle, Washington 98124-2207

Telephone: (425) 965-4550

In order to obtain timely delivery of any such materials, you must request information no later than five business days prior to the Expiration Time of the Exchange Offer. You should read this entire prospectus (including the information incorporated by reference) and related documents and any amendments or supplements carefully before deciding whether to participate in the Exchange Offer.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in, or incorporated by reference into, this prospectus, and, if given or made, such information or representation may not be relied upon as having been authorized by Boeing or The Bank of New York Mellon Trust Company, N.A., acting as the exchange agent for the Exchange Offer (the “Exchange Agent”). Neither the delivery of this prospectus nor any exchange hereunder will, under any circumstance, create any implication that the information herein is current as of any time subsequent to the date hereof. You should not assume that the information appearing in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document or dates specified in the applicable document. Boeing’s business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “cause,” “continue,” “could,” “depend,” “develop,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “have,” “impact,” “implement,” “increase,” “intends,” “lead,” “maintain,” “may,” “might,” “plans,” “potential,” “possible,” “projects,” “reduce,” “remain,” “result,” “scheduled,” “seek,” “should,” “targets,” “will,” “would” and other similar words or expressions, or the negative thereof. The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to numerous assumptions, risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus, as well as in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each of which is incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, risks related to the factors set forth below and other important factors disclosed previously from time-to-time in our filings with the SEC:

•	general conditions in the economy and our industry, including those due to regulatory changes;

•	our reliance on our commercial airline customers;

•

the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft and the ability of our aircraft to meet stringent performance and reliability standards;

•	our pending acquisition of Spirit AeroSystems Holdings, Inc. (“Spirit”), including the satisfaction of closing conditions in the expected timeframe or at all;

•	changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations;

•	our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials;

•	work stoppages or other labor disruptions;

•	competition within our markets;

•	our non-U.S. operations and sales to non-U.S. customers;

•	changes in accounting estimates;

•

realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit;

•	our dependence on U.S. government contracts;

•	our reliance on fixed-price contracts;

•	our reliance on cost-type contracts;

•	contracts that include in-orbit incentive payments;

•	unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

•

potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises;

•	potential adverse developments in new or pending litigation and/or government inquiries or investigations;

•	potential environmental liabilities;

•	effects of climate change and legal, regulatory or market responses to such change;

•	credit rating agency actions and changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts;

•	substantial pension and other postretirement benefit obligations;

•	the adequacy of our insurance coverage; and

•	customer and aircraft concentration in our customer financing portfolio.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.boeing.com. The information contained on or connected to our website is not incorporated by reference into this prospectus and should not be considered part of this or any other document filed with the SEC.

This prospectus is part of a registration statement filed on Form S-4 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

•	Boeing’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on January 31, 2024 (the “Annual Report”);

•	those portions of Boeing’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024, specifically incorporated by reference in the Annual Report;

•

Boeing’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on April  24, 2024, July  31, 2024 and October 23, 2024, respectively; and

•

Boeing’s Current Reports on Form 8-K, filed with the SEC on March 25, 2024, May  3, 2024, May  17, 2024, May  17, 2024, July  1, 2024, July  31, 2024, September  13, 2024, September  20, 2024, October  15, 2024, October  30, 2024 and October 31, 2024.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein, after the date of this prospectus until the completion of the Exchange Offer.

The information incorporated herein by reference contains important information about us and our financial condition, and is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC and any amendments to those filings are available free of charge on our website, www.boeing.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information contained on or accessible through our website is not intended to form a part of, or be incorporated by reference into, this prospectus. You may also obtain a copy of these filings, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents, at no cost by writing or telephoning us at:

Mail Services

The Boeing Company

P.O. Box 3707

Mail Code 3T-00

Seattle, Washington 98124-2207

Telephone: (425) 965-4550

In order to obtain timely delivery of any such materials, you must request information from us no later than five business days prior to the Expiration Time of the Exchange Offer.

Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information incorporated by reference herein. You should not assume that the information in this prospectus, any supplement hereto or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus and all the information included or incorporated by reference herein, especially the risks discussed in the section entitled “Risk Factors” beginning on page 14 of this prospectus and in our periodic reports filed with the SEC.

The terms “Boeing,” “we,” “us,” and “our” as used in this prospectus refer to The Boeing Company.

The Boeing Company

Boeing is one of the world’s major aerospace firms and a leading manufacturer of commercial airplanes and defense, space and security systems. Boeing’s products and tailored services include commercial and military aircraft, satellites, weapons, electronic and defense systems, launch systems, advanced information and communication systems, and performance-based logistics and training. Boeing is organized based on the products and services it offers. Boeing’s historical financial statements report its operations in four principal segments: Boeing Commercial Airplanes; Boeing Defense, Space & Security; Boeing Global Services; and Boeing Capital Corporation.

Corporate Information

Boeing was originally incorporated in the State of Washington in 1916 and reincorporated in Delaware in 1934. Boeing’s common stock is listed and traded on the NYSE under the symbol “BA,” and its principal executive offices are located at 929 Long Bridge Drive, Arlington, Virginia 22202; its telephone number at that location is (703) 465-3500. Boeing maintains a website at www.boeing.com. Boeing has not incorporated by reference into this prospectus the information on its website, and you should not consider it to be a part of this prospectus.

THE EXCHANGE OFFER

The following summary contains basic information about the Exchange Offer and is not intended to be complete. It may not contain all the information that is important to you. You should read the full text and more specific details contained elsewhere in this prospectus. For a more complete understanding of the Exchange Offer, you should read the section of this prospectus entitled “Description of the Exchange Offer.”

General	On May 1, 2024, Boeing completed a private offering of the Original Notes, and in connection therewith, Boeing entered into a registration rights agreement with the initial purchasers (the “Registration Rights Agreement”) in which Boeing agreed, among other things, to use commercially reasonable efforts to complete an exchange offer with respect to the Original Notes within 365 days of the issuance date of the Original Notes. The purpose of the Exchange Offer is to satisfy Boeing’s obligations under the Registration Rights Agreement. Boeing is offering to exchange the outstanding Original Notes for the Exchange Notes which are identical in all material respects to the Original Notes except:

•	the Exchange Notes have been registered under the Securities Act;

•	the Exchange Notes have no transfer restrictions and contain no restrictive legends;

•	the Exchange Notes are not entitled to any registration rights under the Registration Rights Agreement; and

•	the additional interest provision of the Registration Rights Agreement is no longer applicable.

The Exchange Offer	Boeing is offering to exchange:

•	up to $1,000,000,000 aggregate principal amount of its 6.259% senior notes due 2027 (the “2027 notes”);

•	up to $1,500,000,000 aggregate principal amount of its 6.298% senior notes due 2029 (the “2029 notes”);

•	up to $1,000,000,000 aggregate principal amount of its 6.388% senior notes due 2031 (the “2031 notes”);

•	up to $2,500,000,000 aggregate principal amount of its 6.528% senior notes due 2034 (the “2034 notes”);

•	up to $2,500,000,000 aggregate principal amount of its 6.858% senior notes due 2054 (the “2054 notes”); and

•	up to $1,500,000,000 aggregate principal amount of its 7.008% senior notes due 2064 (the “2064 notes”),

each of which has been registered under the Securities Act, for a like amount of the applicable series of Original Notes.

You may only exchange Original Notes in minimum denominations of $2,000 and integral multiples of $1,000, in excess thereof.

In order to be exchanged, an Original Note must be validly tendered and not validly withdrawn prior to the Expiration Time and accepted by Boeing. Subject to the satisfaction or waiver of the conditions of the Exchange Offer, all Original Notes that are validly tendered and not validly withdrawn prior to the Expiration Time will be accepted by Boeing and exchanged.

Accrued Interest	The Exchange Notes will accrue interest from November 1, 2024.

If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Original Notes. Any Original Notes not accepted for exchange will remain outstanding and continue to accrue interest according to their terms.

Withdrawal of Tenders	Original Notes tendered in the Exchange Offer may be validly withdrawn at any time prior to the Expiration Time. Subject to the satisfaction or waiver of the conditions of the Exchange Offer, all Original Notes that are validly tendered and not validly withdrawn prior to the Expiration Time will be accepted by Boeing and exchanged. Any Original Notes not accepted for exchange for any reason will be returned at Boeing’s expense as promptly as possible after the expiration or termination of the Exchange Offer.

Expiration Time	The Exchange Offer will expire at 5:00 p.m. (Eastern time) on December 17, 2024, unless extended or earlier terminated by Boeing.

Settlement Date	The “Settlement Date” will be promptly following the Expiration Time.

Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum aggregate principal amount of any series of the Original Notes being tendered or accepted for exchange. Boeing’s obligation to accept Original Notes tendered in the Exchange Offer is subject to the satisfaction or waiver of certain customary conditions. Boeing currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See “Description of the Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering	For a holder to validly tender Original Notes pursuant to the Exchange Offer, such holder must, prior to the Expiration Time:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address listed in this prospectus; or

•

if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an Agent’s Message (as defined herein) to the Exchange Agent.

If you are a beneficial holder of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offer, you should promptly contact the person in whose name your Original Notes are registered and instruct that nominee to tender on your behalf. See “Description of the Exchange Offer—Procedures for Tendering.” By signing or agreeing to be bound by the accompanying letter of transmittal, you will represent, among other things, that:

•

you are not an affiliate of Boeing’s or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	you are not a broker-dealer that purchased any of the Original Notes from Boeing for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by broker-dealers, see “Plan of Distribution.”

Certain United States Federal Income Tax Considerations	Your exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the Exchange Agent for the Exchange Offer. The address and telephone number of the Exchange Agent are set forth in the section entitled “Description of the Exchange Offer—Exchange Agent.”

Use of Proceeds	Boeing will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. See “Use of Proceeds.”

Resale of the Exchange Notes	Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties and subject to the immediately following sentence, Boeing believes Exchange Notes exchanged for Original Notes in the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of Boeing that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes, that does not acquire the Exchange Notes in the ordinary course of its business, or that intends to participate in the Exchange Offer for the purpose of distributing any of the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from Boeing for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Any broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, must deliver a prospectus (or to the extent permitted by law, make a prospectus available to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of Not Exchanging Original Notes	All untendered Original Notes will continue to be subject to the restrictions on transfer set forth in the Original Notes and in the indenture governing the Original Notes. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, Boeing does not currently anticipate that it will register the Original Notes under the Securities Act.

Risk Factors	Participating in the Exchange Offer involves risks. You should consider carefully all of the information in, or incorporated by reference into, this prospectus. In particular, you should consider carefully the risk factors described in the section entitled “Risk Factors” beginning on page 14 of this prospectus before deciding whether to participate in the Exchange Offer.

THE EXCHANGE NOTES

The following summary describes the principal terms of the Exchange Notes and is not intended to be complete. It may not contain all the information that is important to you. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the terms and conditions of the Exchange Notes, you should read the section of this prospectus entitled “Description of the Exchange Notes.”

Issuer	The Boeing Company, a Delaware corporation.

Notes Offered	Up to $10,000,000,000 aggregate principal amount of Exchange Notes, consisting of:

•	up to $1,000,000,000 aggregate principal amount of 6.259% senior notes due 2027;

•	up to $1,500,000,000 aggregate principal amount of 6.298% senior notes due 2029;

•	up to $1,000,000,000 aggregate principal amount of 6.388% senior notes due 2031;

•	up to $2,500,000,000 aggregate principal amount of 6.528% senior notes due 2034;

•	up to $2,500,000,000 aggregate principal amount of 6.858% senior notes due 2054; and

•	up to $1,500,000,000 aggregate principal amount of 7.008% senior notes due 2064.

Maturity Dates	The 2027 notes will mature on May 1, 2027.

The 2029 notes will mature on May 1, 2029.

The 2031 notes will mature on May 1, 2031.

The 2034 notes will mature on May 1, 2034.

The 2054 notes will mature on May 1, 2054.

The 2064 notes will mature on May 1, 2064.

Interest Rates	The 2027 notes will bear interest at the rate of 6.259% per annum, payable semi-annually in arrears.

The 2029 notes will bear interest at the rate of 6.298% per annum, payable semi-annually in arrears.

The 2031 notes will bear interest at the rate of 6.388% per annum, payable semi-annually in arrears.

The 2034 notes will bear interest at the rate of 6.528% per annum, payable semi-annually in arrears.

The 2054 notes will bear interest at the rate of 6.858% per annum, payable semi-annually in arrears.

The 2064 notes will bear interest at the rate of 7.008% per annum, payable semi-annually in arrears.

The Exchange Notes will accrue interest from November 1, 2024.

Interest Rate Adjustment	The interest rate payable on each series of Exchange Notes will be subject to adjustment based on certain rating events. See “Description of the Exchange Notes—Interest Rate Adjustment Based on Certain Rating Events.”

Interest Payment Dates	May 1 and November 1 of each year, commencing on May 1, 2025.

Optional Redemption	Boeing may redeem the Exchange Notes in whole at any time or in part from time to time prior to the applicable Par Call Date (as defined under “Description of the Exchange Notes”), at its option, at a redemption price equal to the greater of:

•

(x) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming the notes to be redeemed matured on the applicable Par Call Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months)) at the Treasury Rate (as defined under “Description of the Exchange Notes”) plus 25 basis points in the case of the 2027 notes, 25 basis points in the case of the 2029 notes, 30 basis points in the case of the 2031 notes, 30 basis points in the case of the 2034 notes, 35 basis points in the case of the 2054 notes or 35 basis points in the case of the 2064 notes, less (y) interest accrued to the redemption date; and

•	100% of the principal amount of the notes being redeemed;

plus, in either case, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date.

In addition, at any time on and after the applicable Par Call Date, Boeing may redeem some or all of the Exchange Notes, at its option, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

See “Description of the Exchange Notes—Optional Redemption.”

Ranking	The Exchange Notes will be Boeing’s unsecured senior obligations. The Exchange Notes will rank equally in right of payment with all of Boeing’s existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to any existing and future indebtedness that is subordinated to the Exchange Notes. The Exchange Notes will be effectively subordinated to all of Boeing’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to the indebtedness and liabilities of Boeing’s subsidiaries. At September 30, 2024, Boeing had $56.9 billion of outstanding senior unsecured indebtedness, and Boeing’s subsidiaries had approximately $783 million of additional outstanding debt. At September 30, 2024, Boeing had no secured indebtedness outstanding.

Certain Covenants	The indenture governing the Exchange Notes limits Boeing’s ability and the ability of its subsidiaries, among other things, to:

•	create liens without equally and ratably securing the Exchange Notes; and

•	engage in certain sale and leaseback transactions.

The indenture also limits Boeing’s ability to engage in mergers, consolidations and certain sales of assets.

These covenants are subject to important exceptions and qualifications, as described in the sections entitled “Description of the Exchange Notes—Certain Covenants—Limitation on Liens,” “—Sale and Leaseback Transactions” and “—Merger and Sales of Assets” in this prospectus.

Additional Notes	Boeing may, without notice to or consent of the holders or beneficial owners of any series of the Exchange Notes, issue additional debt securities in a separate offering having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, one of the series of Exchange Notes offered hereby.

The Exchange Notes of such series and any such additional debt securities will constitute a single series under the indenture.

No Listing	Boeing does not intend to list the Exchange Notes on any securities exchange or automated dealer quotation system. The Exchange Notes will be new securities for which there currently is no public market. See “Risk Factors—Risks Related to the Exchange Notes—There may not be active trading markets for the Exchange Notes” in this prospectus.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The Exchange Notes will be, and the indenture pursuant to which the Exchange Notes will be issued is, governed by the laws of the State of New York.

RISK FACTORS

An investment in the Exchange Notes involves risk. Prior to making a decision about investing in the Exchange Notes, and in consultation with your own legal, tax, financial and other advisors, you should carefully consider the following risk factors, as well as the other risk factors in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024, which are incorporated by reference into this prospectus, and the information in other filings Boeing has made or may make from time to time with the SEC. You should also refer to the other information in this prospectus, including Boeing’s financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm Boeing’s business, operating results and financial condition and could result in a loss of your investment.

Risks Related to Non-Participation in the Exchange Offer

The Original Notes are subject to transfer restrictions.

The Exchange Notes will be registered pursuant to a registration statement filed with the SEC of which this prospectus forms a part. On the other hand, we have not registered the Original Notes under the Securities Act. Consequently, the Original Notes may not be offered or sold in the United States unless they are registered or transferred pursuant to an exemption from registration under the Securities Act. As a result, holders of the Original Notes who do not participate in the Exchange Offer will face additional restrictions on the resale of their Original Notes as compared to the Exchange Notes, and such holders may not be able to sell their Original Notes at the time they wish or at prices acceptable to them. In addition, we do not currently anticipate that we will register the Original Notes under the Securities Act and, if you are eligible to exchange your Original Notes in the Exchange Offer and do not exchange your Original Notes in the Exchange Offer, you will no longer be entitled to have those Original Notes registered under the Securities Act pursuant to the Registration Rights Agreement, subject to limited exceptions.

The liquidity of any trading markets that currently exist for the Original Notes may be adversely affected by the Exchange Offer, and holders who fail to participate in the Exchange Offer may find it more difficult to sell their Original Notes after the Exchange Offer is completed.

To the extent tenders of Original Notes for exchange in the Exchange Offer are accepted by us and the Exchange Offer is completed, the trading markets for the Original Notes that remain outstanding following the completion of the Exchange Offer may be significantly more limited. The remaining Original Notes may command lower prices than comparable issues of securities with greater market liquidity and, if they currently qualify for inclusion in certain indices, may no longer qualify for inclusion. Reduced market values and reduced liquidity may also make the trading prices of the remaining Original Notes more volatile. As a result, the market prices for the Original Notes that remain outstanding after the completion of the Exchange Offer may be adversely affected as a result of the Exchange Offer.

Certain credit ratings for the Original Notes may be withdrawn following the Exchange Offer.

Certain credit ratings on the unexchanged Original Notes may be withdrawn after the completion of the Exchange Offer, which could materially adversely affect the market price and liquidity for the unexchanged Original Notes.

Risks Related to Participation in the Exchange Offer

The Exchange Offer may be cancelled or delayed.

The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “Description of the Exchange Offer—Conditions to the Exchange Offer.” We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offer is completed, the Exchange Offer may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes during which time such holders will not be able to effect transfers of their Original Notes tendered for exchange.

Your tender of Original Notes may not be accepted if you do not follow the applicable procedures for the Exchange Offer.

We will exchange the Exchange Notes for your Original Notes only if you tender your Original Notes and deliver properly completed documentation for the Exchange Offer and if your Original Notes are accepted for exchange pursuant to the Exchange Offer. Holders of Original Notes are responsible for complying with all of the procedures for tendering Original Notes for exchange. If the instructions are not strictly complied with, the letter of transmittal or the Agent’s Message, as applicable, may be rejected. See “Description of the Exchange Offer—Procedures for Tendering” for a description of the procedures to be followed to tender your Original Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of Boeing, the Exchange Agent or any other person is under any duty to notify you of defects or irregularities with respect to the tenders of your Original Notes for exchange.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you exchange your Original Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Original Notes for its own account as part of market-making activities or trading activities must deliver a prospectus when it sells the Exchange Notes it receives in exchange for Original Notes in the Exchange Offer. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

Risks Related to the Exchange Notes

The Exchange Notes are structurally subordinated to the liabilities of our subsidiaries.

The Exchange Notes are obligations exclusively of Boeing and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Exchange Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes). Consequently, the Exchange Notes will be structurally subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of September 30, 2024, our subsidiaries had approximately $783 million of outstanding debt.

Negative covenants in the indenture will have a limited effect.

The indenture governing the Exchange Notes contains only limited negative covenants that apply to us and our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the Exchange Notes in the event we experience significant adverse changes in our financial condition or results of operations. See the sections entitled “Description of the Exchange Notes—Certain Covenants—Limitation on Liens” and “Description of the Exchange Notes—Certain Covenants—Sale and Leaseback Transactions” in this prospectus. In light of the limited negative covenants applicable to the Exchange Notes, holders of the Exchange Notes may be structurally or contractually subordinated to new lenders.

Increases in prevailing interest rates could adversely impact the trading prices and liquidity of the Exchange Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and increases in prevailing interest rates could have an adverse effect on the trading prices and liquidity of the Exchange Notes.

There may not be active trading markets for the Exchange Notes.

The Exchange Notes are new issues of securities for which currently there are no trading markets. We do not intend to apply for listing of the Exchange Notes on any securities exchange or automated quotation system. Accordingly, there can be no assurance that trading markets for the Exchange Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, your ability to sell your Exchange Notes or the prices at which you may be able to sell your Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes and the markets for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the Exchange Notes, the outstanding amount of the Exchange Notes, the terms related to optional redemption of the Exchange Notes and the level, direction and volatility of market interest rates generally.

Our credit ratings may not reflect all risks of your investment in the Exchange Notes, and negative changes in our credit ratings may adversely affect your investment in the Exchange Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the Exchange Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. Any actual or anticipated negative changes or downgrades in our credit ratings or ratings outlook or watch, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of the Exchange Notes. In particular, the applicable interest rate payable on the Exchange Notes is subject to adjustment depending upon the ratings assigned to such notes as described in “Description of the Exchange Notes—Interest Rate Adjustment Based on Certain Rating Events.”

Risks Related to Our Business and Operations

Some of our and our suppliers’ workforces are represented by labor unions. Work stoppages by our employees have adversely affected and could continue to adversely affect our business, financial condition, results of operations and/or cash flows. Future work stoppages by our or our suppliers’ employees could also adversely impact our business.

Approximately 57,000 employees, which constitute 33% of our total workforce, were union represented as of December 31, 2023 under collective bargaining agreements with varying durations and expiration dates. On September 12, 2024, our contract with the International Association of Machinists and Aerospace Workers District 751 (“IAM 751”), which represents over 30,000 Boeing manufacturing employees primarily located in Washington state, expired and 96% of IAM 751 members voted to initiate a strike. On November 4, 2024, members of IAM 751 voted to ratify a new contract, thereby ending the strike. As a result of the strike, production of our commercial aircraft, other than the 787 production in Charleston, and certain of our Defense, Space & Security products halted, adversely impacting our business and financial position. The new contract with IAM 751 and pay enhancements for certain non-union employees is adversely impacting our financial position, results of operations and cash flows. We expect further significant negative operating cash flows in the fourth quarter of 2024 and in future quarters as we work to resume and ramp up production and deliveries. The work stoppage also had, and may continue to have, negative impacts on our key suppliers and customers. Furthermore, the actions we took to help preserve our financial condition, including workforce reductions, furloughs, hiring freezes and pausing the issuance of certain supplier purchase orders, could negatively impact our ability to achieve our strategic objectives. We may experience additional work stoppages in the future, which could adversely affect our business.

We currently have in the U.S. 9 unions with 27 independent agreements and internationally 17 employee representative bodies, and we cannot predict how stable our union relationships will be or whether we will be able to meet the unions’ requirements. The unions may also limit our flexibility in managing our workforce and operations. Union actions at suppliers can also affect us. Work stoppages and instability in our union relationships could delay the production and/or development of our products, which could strain relationships with customers and result in lower revenues.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange of the Exchange Notes for Original Notes in connection with the Exchange Offer. Original Notes that are validly tendered and exchanged will be cancelled. Accordingly, the Exchange Offer will not result in any increase in our outstanding indebtedness or in the outstanding principal amount of the notes.

DESCRIPTION OF THE EXCHANGE OFFER

Purpose of the Exchange Offer

On May 1, 2024, Boeing completed a private offering of the Original Notes, and in connection therewith, Boeing entered into the Registration Rights Agreement in which Boeing agreed, among other things, to use commercially reasonable efforts to complete an exchange offer with respect to the Original Notes within 365 days of the issuance date of the Original Notes. The purpose of the Exchange Offer is to satisfy Boeing’s obligations under the Registration Rights Agreement.

The Exchange Offer is not being made to holders of the Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, we will accept for exchange Original Notes that are validly tendered prior to the Expiration Time and not validly withdrawn as permitted below. We will exchange a like principal amount of the applicable series of Exchange Notes for the principal amount of the applicable series of Original Notes tendered under the Exchange Offer. The terms of the Exchange Notes are substantially identical in all material respects to the terms of the Original Notes, except that the Exchange Notes will not contain terms with respect to registration rights, additional interest in connection with the failure of the Exchange Notes to be registered under the Securities Act, or transfer restrictions.

As of the date of this prospectus, the aggregate principal amount outstanding of each series of Original Notes is set forth below:

•	$1,000,000,000 aggregate principal amount of 6.259% senior notes due 2027;

•	$1,500,000,000 aggregate principal amount of 6.298% senior notes due 2029;

•	$1,000,000,000 aggregate principal amount of 6.388% senior notes due 2031;

•	$2,500,000,000 aggregate principal amount of 6.528% senior notes due 2034;

•	$2,500,000,000 aggregate principal amount of 6.858% senior notes due 2054; and

•	$1,500,000,000 aggregate principal amount of 7.008% senior notes due 2064.

The Original Notes were issued under a senior indenture dated February 1, 2003 (the “Base Indenture”), as supplemented by a supplemental indenture dated the date of the issuance of the Original Notes, each between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (together, the “Original Indenture”).

We will accept for exchange any and all Original Notes validly tendered and not validly withdrawn at any time prior to 5:00 p.m. (Eastern time) on December 17, 2024, unless extended or earlier terminated by us (such date and time, as the same may be extended or earlier terminated, the “Expiration Time”). You may withdraw tenders of Original Notes at any time prior to the Expiration Time.

Our obligation to accept Original Notes for exchange in the Exchange Offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the Exchange Offer is open. We may, subject to applicable law, elect to extend the Expiration Time if less than 100% of the Original Notes are tendered or if any condition to consummation of the Exchange Offer has not been satisfied or waived as of the

Expiration Time and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change to the Exchange Offer, we will extend the period of time during which the Exchange Offer is open as necessary. In the event of such extension, and only in such event, we may delay acceptance for exchange of any Original Notes by giving written notice of the extension to the holders of the Original Notes as described below. During any extension period, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the Exchange Offer.

Original Notes may be tendered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subject to applicable law, we reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Original Notes not previously accepted for exchange, upon the failure of any of the conditions of the Exchange Offer specified below under “—Conditions to the Exchange Offer” to be satisfied. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m. (Eastern time) on the next business day after the previously scheduled Expiration Time.

Our acceptance of a tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Registration Rights

Pursuant to the Registration Rights Agreement, we agreed to file with the SEC a registration statement on the appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) with respect to the Exchange Offer, pursuant to which the Original Notes may be exchanged for the Exchange Notes having terms substantially identical in all material respects to such Original Notes exchanged, except that the Exchange Notes will not contain terms with respect to additional interest or transfer restrictions.

The Registration Rights Agreement provides that, unless the Exchange Offer would not be permitted by applicable law or SEC policy, we will use commercially reasonable efforts to:

(1)	have the Exchange Offer Registration Statement declared effective by the SEC; and

(2)	following effectiveness of the Exchange Offer Registration Statement,

(a)

commence the Exchange Offer and keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the applicable series of notes; and

(b)	issue Exchange Notes in exchange for all notes tendered in the Exchange Offer prior to the Exchange Deadline (which shall be within 365 days after the issuance date for the Original Notes).

For each Original Note surrendered to us pursuant to the Exchange Offer, the holder who surrendered such security will receive an Exchange Note having a principal amount equal to that of the surrendered security. Interest on such Exchange Note will accrue (a) from, but not including, the last interest payment date on which interest was paid on the security surrendered in exchange therefor or (b) if no interest has been paid on such security, from, but not including, the issuance date for the Original Notes.

If:

(1)	we are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy;

(2)	for any reason, the Exchange Offer is not consummated prior to the Exchange Deadline; or

(3)	any holder of a series of notes notifies us that:

(a)	it is prohibited by law or SEC policy from participating in the Exchange Offer;

(b)

it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours;

then we will file with the SEC, as promptly as possible, a shelf registration statement (the “Shelf Registration Statement”) to cover resales of such Original Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

If we are obligated to file the Shelf Registration Statement, we will use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC promptly after such obligation arises, and use our commercially reasonable efforts to keep the Shelf Registration Statement effective until the earlier of (a) one year after the issuance date of the Original Notes and (b) the date on which all Original Notes registered thereunder are disposed of in accordance therewith (the “Shelf Registration Period”).

A holder of Original Notes that sells its Original Notes pursuant to the Shelf Registration Statement generally (i) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (ii) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (iii) will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each such holder will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement to have their Original Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages described below.

We will, in the event of the filing of the Shelf Registration Statement, provide to each holder copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes.

Although we intend to file the registration statements described above, if required, we cannot assure you that we will file such registration statements, or, if filed, that they will become effective.

If:

(1)	we fail to consummate the Exchange Offer on or before the Exchange Deadline;

(2)	if applicable, the Shelf Registration Statement is not declared effective on or before the Exchange Deadline; or

(3)

if applicable, the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of notes during the Shelf Registration Period (subject to certain exceptions and cure periods specified in the Registration Rights Agreement);

(each such event referred to in clauses (1), (2) and (3) above, a “Registration Default”), then additional interest will accrue on the principal amount of the Original Notes that are “registrable securities” (such additional interest, the “Additional Interest”), from and including the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, in an amount equal to 0.250% per annum (which rate will be increased by an additional 0.250% per annum for each subsequent 90-day period that such Additional Interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 0.500% per annum). For the avoidance of doubt, any Additional Interest accruing on the Original Notes as a result of the provisions of this paragraph shall be in addition to any adjustments to the interest rate applicable to a series of Original Notes as a result of any other interest rate adjustment provision in such Original Notes.

All accrued Additional Interest will be paid on each interest payment date to the same persons and in the same manner as payments of ordinary interest on the applicable series of Original Notes.

Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

To have their Original Notes included on the Shelf Registration Statement, holders of such Original Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement and will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers. By acquiring Original Notes, a holder will be deemed to have agreed to indemnify Boeing against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Original Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offer.

Procedures for Tendering

Except as described below, a holder tendering Original Notes must, prior to the Expiration Time:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent, at the address listed below under the heading “—Exchange Agent;” or

•	if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an Agent’s Message (as defined below) to the Exchange Agent.

Transmittal will be deemed made only when actually received or confirmed by the Exchange Agent.

In addition, prior to the Expiration Time, the Exchange Agent must receive:

•	certificates for the Original Notes; or

•	a timely confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.

The term “Agent’s Message” means a computer-generated message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.

The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original Notes to anyone other than the Exchange Agent.

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Original Notes are tendered:

•	by a registered holder of the Original Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will determine, in our sole discretion, all questions as to the validity, form and eligibility of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular Original Note not properly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Original Note prior to the Expiration Time. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured prior to the Expiration Time. Neither we, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Original Notes. Neither we, the Exchange Agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of Original Notes, the letter of transmittal must be accompanied by a physical certificate representing the Original Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes.

If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Original Notes will represent, among other things, that:

•

it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	the Exchange Notes will be acquired in the ordinary course of its business;

•

it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	it is not a broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•

if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to the Exchange Offer, we will accept, promptly after the Expiration Time, all Original Notes validly tendered. We will exchange the Exchange Notes for Original Notes promptly after the expiration of the Exchange Offer and acceptance of the Original Notes. See “—Conditions to the Exchange Offer” below. For purposes of the Exchange Offer, we will be deemed to have accepted validly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note having a principal amount equal to that of the tendered Original Note. The Exchange Notes will accrue interest from November 1, 2024. Original Notes accepted for exchange will cease to accrue interest from and after the date of completion of the relevant Exchange Offer. Holders of Original Notes whose Original Notes are accepted for exchange will not receive any payment for accrued interest on the Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the relevant Exchange Offer and will be deemed to have waived their rights to receive such accrued interest on the Original Notes.

In all cases, the exchange of Exchange Notes for Original Notes will be made only after timely receipt by the Exchange Agent of:

•	certificates for the Original Notes, or a timely book-entry confirmation of the deposit of the Original Notes into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes promptly after the expiration of the Exchange Offer. In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Original Notes will be returned or recredited promptly after the expiration of the Exchange Offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Original Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Original Notes must make book-entry delivery of the Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC prior to the Expiration Time. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an Agent’s Message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Exchange Notes exchanged for Original Notes in the Exchange Offer may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the Exchange Agent at the address listed below under “—Exchange Agent” (or its account at DTC with respect to an Agent’s Message) prior to the Expiration Time.

Exchanging Book-Entry Notes

The Exchange Agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program, or ATOP, procedures to tender Original Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Original Notes by causing the book-entry transfer facility to transfer such Original Notes into the Exchange Agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Original Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Original Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an Agent’s Message and any other documents required by the letter of transmittal.

No Guaranteed Delivery

There are no guaranteed delivery procedures for the Exchange Offer. Holders must tender their Original Notes in accordance with the procedures of the letter of transmittal prior to the Expiration Time, as described above under “—Procedures for Tendering.”

Withdrawal of Tenders

Original Notes tendered in the Exchange Offer may be validly withdrawn at any time prior to the Expiration Time.

For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address indicated below under “—Exchange Agent” prior to the Expiration Time. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes;

•

in the case of Original Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the Original Notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Original Notes register the transfer of the Original Notes in the name of the person withdrawing the tender, together with satisfactory evidence of payment of applicable transfer taxes or exemption therefrom; and

•	specify the name in which the Original Notes are registered, if different from that of the depositor.

If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution.

We will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender, in our sole discretion, which determination shall be final and binding. None of us, the trustee, the Exchange Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Conditions to the Exchange Offer

Notwithstanding any other provision of this prospectus, we will not be obligated to (i) accept for exchange any validly tendered Original Notes or (ii) exchange any Exchange Notes for validly tendered Original Notes or complete the Exchange Offer, if, prior to the Expiration Time:

(1)

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the Exchange Offer; or

(2)	the Exchange Offer or the making of any exchange by a holder of Original Notes would violate applicable law or any applicable interpretation of the SEC staff.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be exchanged for any Original Notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the Exchange Notes under the Trust Indenture Act of 1939, as amended.

The Exchange Offer is not conditioned upon any minimum amount of any series of Original Notes being tendered.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A., as the Exchange Agent for the Exchange Offer. You should direct all executed letters of transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, and requests for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows:

Deliver to:

By Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Email Transmission (for Eligible Institutions Only):

The Bank of New York Mellon Trust Company, N.A. c/o BNY Mellon Corporate Trust Operations – Reorganization Unit 500 Ross Street, Suite 625 Pittsburgh, PA 15262	CT_Reorg_Unit_Inquiries@bnymellon.com

All other questions should be addressed to us at CT_Reorg_Unit_Inquiries@bnymellon.com. If you deliver the letter of transmittal to an address other than any address for the Exchange Agent indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offer, including out-of-pocket expenses for the Exchange Agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offer unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of Original Notes that do not exchange their Original Notes for Exchange Notes under the Exchange Offer will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the global certificates representing those Original Notes as a consequence of the issuance of those Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell your Original Notes unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of Original Notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes would generally be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of Original Notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretation of the SEC staff;

•	will not be able to tender its Original Notes in the Exchange Offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation from the SEC staff regarding the Exchange Offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

DESCRIPTION OF THE EXCHANGE NOTES

The following is a description of the Exchange Notes. Each series of Exchange Notes is a separate series of debt securities. This description of the Exchange Notes is only a summary and may not include all the information that is important to you. You should read the indenture we refer to below and the Exchange Notes for more details regarding our obligations and your rights with respect to the Exchange Notes. As used in this “Description of the Exchange Notes,” unless otherwise expressly stated or the context otherwise requires, all references to “Boeing,” “we,” “us” and “ours,” mean The Boeing Company and not its subsidiaries.

General

The Exchange Notes will be issued as separate series of senior debt securities under the Base Indenture, as supplemented by an officer’s certificate to be dated the date of the issuance of the Exchange Notes, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (together, the “Exchange Notes Indenture”).

We will issue up to $1,000,000,000 initial aggregate principal amount of the 2027 notes, up to $1,500,000,000 initial aggregate principal amount of the 2029 notes, up to $1,000,000,000 initial aggregate principal amount of the 2031 notes, up to $2,500,000,000 initial aggregate principal amount of the 2034 notes, up to $2,500,000,000 initial aggregate principal amount of the 2054 notes and up to $1,500,000,000 initial aggregate principal amount of the 2064 notes.

The 2027 notes will mature on May 1, 2027, the 2029 notes will mature on May 1, 2029, the 2031 notes will mature on May 1, 2031, the 2034 notes will mature on May 1, 2034, the 2054 notes will mature on May 1, 2054 and the 2064 notes will mature on May 1, 2064, unless the Exchange Notes are earlier redeemed, each at 100% of their respective principal amounts.

We may from time to time, without giving notice to or seeking the consent of the holders of the Exchange Notes, of any series, issue additional debt securities in a separate offering having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Exchange Notes of one of the series offered hereby. Any additional debt securities having such similar terms, together with the Exchange Notes of such series, will constitute a single series of securities under the Exchange Notes Indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an “event of default” (as such term is defined herein) has occurred and is continuing with respect to the Exchange Notes of such series.

Principal and interest will be payable, and the Exchange Notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose. Payment of interest on the Exchange Notes may be made at our option by check mailed to the registered holders.

Any payment otherwise required to be made in respect of Exchange Notes on a date that is not a business day for the Exchange Notes may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment for the Exchange Notes. A business day is defined in the Exchange Notes Indenture as a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

The Exchange Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the Exchange Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The Exchange Notes of each series will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). The Exchange Notes will be available only in book-entry form. See “Book Entry, Delivery and Form” below.

We will initially appoint the trustee at its corporate trust office as a paying agent and registrar for the notes. We may vary or terminate the appointment of any paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. We will provide you with notice of any resignation, termination or appointment of the trustee or any paying agent or transfer agent, and of any change in the office through which any such agent will act.

Ranking

The Exchange Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The Exchange Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to the indebtedness and liabilities of our subsidiaries. At September 30, 2024, we had $56.9 billion of outstanding senior unsecured indebtedness, and our subsidiaries had approximately $783 million of additional outstanding debt. At September 30, 2024, we had no secured indebtedness outstanding. The Exchange Notes Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the Base Indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series.

Interest on the Notes

The 2027 notes will bear interest at the rate of 6.259% per annum. The 2029 notes will bear interest at the rate of 6.298% per annum. The 2031 notes will bear interest at the rate of 6.388% per annum. The 2034 notes will bear interest at the rate of 6.528% per annum. The 2054 notes will bear interest at the rate of 6.858% per annum. The 2064 notes will bear interest at the rate of 7.008% per annum.

Interest on the Exchange Notes will accrue from the most recent interest payment date to which interest has been paid or provided for on the Original Notes, to, but excluding, the relevant interest payment date. Interest on the Exchange Notes will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2025, to the persons in whose names the Exchange Notes were registered at the close of business on the immediately preceding April 16 and October 17, respectively (whether or not a business day). Interest on the Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest Rate Adjustment Based on Certain Rating Events

The interest rate payable on the Exchange Notes of each series will be subject to adjustments from time to time if either Moody’s or S&P or, if either Moody’s or S&P ceases to rate the Exchange Notes of that series or fails to make a rating of the Exchange Notes of that series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P (a “substitute rating agency”), downgrades (or subsequently upgrades) the rating assigned to the Exchange Notes of that series in the manner described below.

If the rating from Moody’s (or any substitute rating agency therefor) of the Exchange Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Exchange

Notes will increase such that it will equal the interest rate payable on the Exchange Notes on the date of their initial issuance, plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following paragraph.

Moody’s Rating*	Percentage interest rate increase on the Exchange Notes
Ba1	0.250%
Ba2	0.500%
Ba3	0.750%
B1 or below	1.000%

*	Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of Moody’s.

In addition, if the rating from S&P (or any substitute rating agency therefor) of the Exchange Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Exchange Notes will increase such that it will equal the interest rate payable on the Exchange Notes on the date of their initial issuance, plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately preceding paragraph.

S&P Rating*	Percentage interest rate increase on the Exchange Notes
BB+	0.250%
BB	0.500%
BB-	0.750%
B+ or below	1.000%

*	Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of S&P.

Notwithstanding the forgoing, if at any time the interest rate on the Exchange Notes of a series has been adjusted upward and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently increases its rating of the Exchange Notes of that series to any of the threshold ratings set forth above, the interest rate on the Exchange Notes of that series will be decreased such that the interest rate for the Exchange Notes of that series equals the interest rate payable on the Exchange Notes of that series on the date of their initial issuance, plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase in rating. If Moody’s (or any substitute rating agency therefor) subsequently increases its rating of the Exchange Notes of a series to Baa3 or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of Moody’s), and S&P (or any substitute rating agency therefor) increases its rating to BBB- or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of S&P), the interest rate on the Exchange Notes of that series will be decreased to the interest rate payable on the Exchange Notes of that series on the date of their initial issuance.

In addition, the interest rates on the Exchange Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the Exchange Notes become rated Baa1 and BBB+ (or the equivalent of either such rating, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the Exchange Notes are only rated by one rating agency).

Each adjustment required by any decrease or increase in a rating set forth above (or an equivalent rating, in either case of any substitute rating agency or under any successor rating categories of Moody’s or S&P, as the case may be), whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments; provided, however, in no event shall (1) the interest rate for the Exchange Notes of a series be reduced to below the interest rate payable on the Exchange Notes of that series on the date of their initial issuance, or (2) the total increase in the interest rate on the Exchange Notes of a series exceed 2.000% above the interest rate payable on the Exchange Notes of that series on the date of their initial issuance. For the avoidance of doubt, any increases to the interest rate on the Exchange Notes of a series as a result of the provisions described in this “—Interest Rate Adjustment Based on Certain Rating Events” shall be in addition to Additional Interest (as defined herein) applicable to a series of Exchange Notes as a result of the provisions described in “Description of the Exchange Offer—Registration Rights.”

Except as provided in this paragraph and the immediately following paragraph, no adjustments in the interest rate of the Exchange Notes of a series shall be made solely as a result of a rating agency ceasing to provide a rating of such series of Exchange Notes. If at any time fewer than two rating agencies provide a rating of the Exchange Notes of a series for any reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of such series of Exchange Notes from a substitute rating agency, to the extent one exists, and if a substitute rating agency exists, for purposes of determining any increase or decrease in the interest rate on the Exchange Notes of a series pursuant to the tables above:

(a)	such substitute rating agency will be substituted for the last rating agency to provide a rating of such series of Exchange Notes, but which has since ceased to provide such rating;

(b)

the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table; and

(c)

the interest rate on the Exchange Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Exchange Notes of such series on the date of their initial issuance, plus the appropriate percentage, if any, set forth opposite the rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the Exchange Notes of a series, any subsequent increase or decrease in the interest rate of such series of Exchange Notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody’s, S&P or a substitute rating agency provides a rating of the Exchange Notes of a series, the interest rate on the Exchange Notes of a series will increase to, or remain at, as the case may be, 2.000% above the interest rate payable on the Exchange Notes of a series on the date of their initial issuance. If Moody’s or S&P either ceases to rate the Exchange Notes of a series for reasons within our control or ceases to make a rating of the Exchange Notes of such series publicly available for reasons within our control, we will not be entitled to obtain a rating from a substitute rating agency and the increase or decrease in the interest rate of the Exchange Notes of such series shall be determined in the manner described above as if either only one or no rating agency provides a rating of the Exchange Notes of such series.

Any interest rate increase or decrease described above will take effect from the first day of the interest period, commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which the rating change occurs. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the Exchange Notes of a series more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Exchange Notes of such series described above relating to such rating agency’s action.

If the interest rate payable on the Exchange Notes of a series is increased as described above, the term “interest,” as used with respect to the Exchange Notes of that series, will be deemed to include any such additional interest unless the context otherwise requires.

The interest rate and the amount of interest payable on the Exchange Notes will be determined and calculated by us. For the avoidance of doubt, the trustee shall have no duty to monitor any ratings of the Exchange Notes, or to determine if an adjustment to any interest rate is to be made or what an interest rate should be, or make any other determinations or calculations in respect of the interest amounts due on the Exchange Notes.

Optional Redemption

At any time and from time to time prior to the applicable Par Call Date, the Exchange Notes will be redeemable in whole or in part, at Boeing’s option, for cash, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points in the case of the 2027 notes, 25 basis points in the case of the 2029 notes, 30 basis points in the case of the 2031 notes, 30 basis points in the case of the 2034 notes, 35 basis points in the case of the 2054 notes or 35 basis points in the case of the 2064 notes, less (b) interest accrued to the redemption date; and

•	100% of the aggregate principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to, but excluding, such redemption date.

At any time and from time to time on or after the applicable Par Call Date, the applicable series will be redeemable at Boeing’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Par Call Date” means, in the case of the 2027 notes, April 1, 2027 (one month prior to the maturity date of the 2027 notes), in the case of the 2029 notes, April 1, 2029 (one month prior to the maturity date of the 2029 notes), in the case of the 2031 notes, March 1, 2031 (two months prior to the maturity date of the 2031 notes), in the case of the 2034 notes, February 1, 2034 (three months prior to the maturity date of the 2034 notes), in the case of the 2054 notes, November 1, 2053 (six months prior to the maturity date of the 2054 notes) and in the case of the 2064 notes, November 1, 2063 (six months prior to the maturity date of the 2064 notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by Boeing in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Boeing after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Boeing shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, Boeing shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, Boeing shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Boeing shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures), at least 10 days but not more than 60 days before the redemption date, to each holder of the notes to be redeemed. Notice of any redemption of Exchange Notes may, at Boeing’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in Boeing or another entity). If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.

Boeing shall notify holders of any such rescission as soon as practicable after it determines that such conditions precedent will not be able to be satisfied or Boeing is not able or willing to waive such conditions precedent, in each case subject to policies and procedures of the depositary (or any successor depositary). In any event, Boeing shall provide written notice to the trustee prior to the close of business on the business day prior to the relevant redemption date if any such redemption has been rescinded or delayed, and upon receipt of such notice the trustee shall provide such notice to each holder of the Exchange Notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price determined as set forth above in the first two paragraphs of this “—Optional Redemption.”

Unless Boeing defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption and all rights under such Exchange Notes will terminate. On or prior to any redemption date, Boeing is required to deposit with a paying agent funds sufficient to pay the redemption price of and accrued and unpaid interest on the notes to be redeemed on such date. The notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above.

If less than all of the notes of a series are to be redeemed, the notes or portions of the notes to be redeemed shall be selected, if the notes are in definitive form, the notes of such series for redemption will be made by lot and for so long as the notes are held by DTC (or another depositary), the redemption of such notes shall be done, in accordance with the customary policies and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis. Such notes may be selected in amounts of $2,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any note to be redeemed in part will not be less than $2,000), and the trustee shall thereafter promptly notify Boeing in writing of the numbers of notes to be redeemed, in whole or in part.

Notwithstanding the foregoing, installments of interest on the Exchange Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders of the Exchange Notes as of the close of business on the record date applicable to such interest payment date according to the Exchange Notes and the Exchange Notes Indenture.

Certain Covenants

Definitions

The following defined terms will be used in this description of the Exchange Notes Indenture covenants below:

•

“attributable debt” in respect of any sale and leaseback transaction means, as of any time of determination, the lesser of (1) the sale price of the principal property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments of, if such interest factor cannot be readily determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

•	“capital stock” means any and all shares, interests, participations or other equivalents (however designated) evidencing equity ownership.

•

“consolidated net tangible assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Boeing and its subsidiaries and computed in accordance with GAAP.

•	“debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

•	“lien” means any pledge, mortgage, lien, encumbrance or security interest.

•

“principal property” means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by Boeing or a subsidiary, exclusive of (1) motor vehicles, mobile materials-handling equipment and other rolling stock, (2) office furnishings and equipment, information and electronic data processing equipment, (3) any property financed through industrial development bonds, (4) any real property held for development or sale, (5) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 15% of consolidated net tangible assets or (6) any property which our Board of Directors determines is not material to the operation of the business of Boeing and its subsidiaries taken as a whole.

•

“senior indebtedness” means all of the indebtedness of, or guaranteed by, Boeing for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of Boeing.

•	“subsidiary” means any company the voting stock of which is more than 50% owned and controlled by Boeing or a subsidiary of Boeing.

•

“U.S. government obligations” means generally direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Maintenance of Principal Properties

The Exchange Notes Indenture provides that we will cause all of our principal properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will cause such repairs, renewals, replacements, betterments and improvements to be made to our principal properties that, in our judgment, are required in order to continue to carry on the business conducted at our principal properties. However, the Exchange Notes Indenture does not prevent us from discontinuing the operation or maintenance or disposing of any principal property if we determine that the action is desirable.

Limitation on Liens

So long as any debt securities are outstanding under the Exchange Notes Indenture:

•	Boeing will not itself, and will not permit any subsidiary to, create, incur, issue, assume or guarantee any debt secured by any lien on any principal property owned by Boeing or any subsidiary; and

•	Boeing will not itself, and will not permit any subsidiary to, create, incur, issue, assume or guarantee any debt secured by any lien on any shares of capital stock or debt of any subsidiary.

However, any of the actions described in the first two bullet points under this “Limitation on Liens” above may be taken if:

•	the securities under the Exchange Notes Indenture are equally and ratably secured; or

•

the aggregate principal amount of the secured debt then outstanding plus the attributable debt of Boeing and its subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when Boeing first issues securities pursuant to the Exchange Notes Indenture, other than transactions that are permitted as described in the third bullet point under “—Sale and Leaseback Transactions,” would not exceed 15% of consolidated net tangible assets.

This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:

•	liens existing as of the date when Boeing first issued securities pursuant to the Exchange Notes Indenture;

•

liens existing on any property of a corporation at the time the corporation is merged into or consolidated with Boeing or a subsidiary; provided the lien is not extended to any principal property immediately prior to the merger or consolidation;

•	liens existing on any property of a corporation at the time it became or becomes a subsidiary;

•	liens securing debt owing by a subsidiary to Boeing or to a subsidiary;

•

liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving all or any part of such property, or to secure debt incurred to provide funds for the reimbursement of funds expended for the foregoing purposes;

•

liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts or to secure progress, advance or the acquisition of real or personal property from any governmental body pursuant to any contract or statute;

•

materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s and other like liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith in appropriate proceedings;

•	liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

•	extensions, substitutions, replacements or renewals of the foregoing.

BCA Customer Finance, Inc. (formerly known as Boeing Capital Corporation) and its subsidiaries are excluded from the restrictions on liens discussed above.

Sale and Leaseback Transactions

So long as any Exchange Notes are outstanding under the Exchange Notes Indenture, Boeing will not, and will not permit any subsidiary to, enter into any sale and leaseback transaction after the date when Boeing first issued securities pursuant to the Exchange Notes Indenture, covering any principal property, which was or is owned or leased by Boeing or a subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.

However, a sale and leaseback transaction of this kind will not be prohibited if:

•	the lease is for a temporary period not exceeding three years;

•

the attributable debt of Boeing and its subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when Boeing first issued securities pursuant to the Exchange Notes Indenture (other than sale and leaseback transactions that are permitted as described in the other bullet points of this paragraph), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the Exchange Notes Indenture securities, would not exceed 15% of consolidated net tangible assets;

•

an amount equal to the net proceeds of the sale or transfer (but not in excess of the net book value) of the principal property sold or transferred (as determined by Boeing) is applied within 180 days to the voluntary retirement of the Exchange Notes Indenture securities or other indebtedness of Boeing (other than indebtedness subordinated to the Exchange Notes Indenture securities) or indebtedness of a subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

•	the rent payable under the lease is to be reimbursed under a contract with the government of the United States or any instrumentality or agency thereof; or

•	the lease is with Boeing or another subsidiary.

BCA Customer Finance, Inc. (formerly known as Boeing Capital Corporation) and its subsidiaries are excluded from the restrictions on sale and leaseback transactions discussed above.

Merger and Sales of Assets

Under the Exchange Notes Indenture, we may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our properties or assets to another person provided that:

•

the corporation formed by such consolidation or into which Boeing is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of Boeing substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and if such corporation is not Boeing, shall expressly assume, by an indenture supplement, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest (including all additional amounts, if any) on all the Exchange Notes and the performance of every covenant of the Exchange Notes Indenture on the part of Boeing to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Boeing or a subsidiary as a result of such transaction as having been incurred by Boeing or a subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

Boeing has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation (if the corporation formed by such consolidation is not Boeing), merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of the Exchange Notes Indenture and that all conditions precedent therein provided for relating to such transaction shall have been complied with.

Events of Default, Notice and Waiver

Each of the following events, with respect to each series of Exchange Notes, constitute an “event of default” under the Exchange Notes Indenture:

•	the non-payment of any interest extending 30 days beyond the date such interest payment became due;

•	non-payment of any principal of or premium, if any, on the Exchange Notes of the applicable series as such payments become due;

•

default in the performance of any other covenant or warranty of Boeing in the Exchange Notes Indenture which remains unremedied for a period of 90 days after notice of default by the holders of at least 25% in principal amount of the outstanding Exchange Notes of that series or by the trustee; or

•	certain events of bankruptcy, insolvency or reorganization.

The trustee is required, within 90 days after the occurrence of any default which is known to the trustee and is continuing, to give to all holders of the applicable series of Exchange Notes with respect to which such default has occurred notice of such default, provided, that, except in the case of default in the payment of principal, premium, if any or interest, if any, on a series of Exchange Notes with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holder of the Exchange Notes of such series.

If an event of default with respect to Exchange Notes of any series then outstanding shall have occurred and be continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Exchange Notes of such series may declare the principal and accrued interest of all the Exchange Notes of such series to be due and payable immediately. In certain cases, the holders of a majority in aggregate principal amount of the Exchange Notes of such series then outstanding may rescind and annul such declaration and its consequences.

The trustee shall require indemnification by the holders of a series of Exchange Notes with respect to which a default has occurred before proceeding to exercise any right or power under the Exchange Notes Indenture at the request of the holders of Exchange Notes of such series. The holders of a majority in principal amount of the outstanding Exchange Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the Exchange Notes.

In certain cases, the holders of not less than a majority in principal amount of an outstanding series of Exchange Notes may, on behalf of the holders of all Exchange Notes of such series, and any related coupons, waive any past default with respect to such series and its consequences except a default (1) in the payment of the principal, premium, if any, or interest (except to the extent that such interest has been paid), if any, on such series of Exchange Notes with respect to which such default has occurred or (2) in respect of a covenant or provision in the Exchange Notes Indenture which cannot be modified or amended without the consent of each holder of each note of the applicable series.

We are required to file annually with the trustee a certificate as to the absence of defaults under the Exchange Notes Indenture.

The occurrence of an event of default under the Exchange Notes Indenture may give rise to a cross-default under other series of debt securities issued under the Exchange Notes Indenture and other indebtedness of ours that may be outstanding from time to time.

Notices

Notices to holders of Exchange Notes will be delivered to the addresses of such holders as they appear in the security register maintained by the trustee.

Modification of the Exchange Notes Indenture

Modification and amendment of the Exchange Notes Indenture may be made by us and the trustee without the consent of any holder, for any of these purposes:

•	to evidence the succession of another corporation to Boeing;

•	to add to the covenants of Boeing for the benefit of the holders of all or any series of Exchange Notes or to surrender any right or power therein conferred upon Boeing;

•	to add additional events of default;

•	to change any provision of the Exchange Notes Indenture to facilitate the issuance of bearer securities;

•	to change or eliminate any provision of any Exchange Notes Indenture, provided no debt security outstanding of any series is entitled to the benefit of such provision;

•	to secure the Exchange Notes;

•	to establish the form or terms of unissued notes;

•	to provide for the acceptance of appointment by a successor trustee;

•	to cure any ambiguity, defect or inconsistency in the Exchange Notes Indenture; or

•

to supplement any provision of any Exchange Notes Indenture as necessary to permit or facilitate the defeasance and discharge of any series of Exchange Notes, provided such action does not adversely affect the interests of holders of the series of Exchange Notes.

Modification and amendment of the Exchange Notes Indenture may be made by us and the trustee with the consent of the holders of not less than two-thirds in principal amount of the outstanding Exchange Notes of an affected series; provided that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

•	change the stated maturity date or the principal of, premium, if any, or any installment of interest (or any additional amount) on, any such note;

•	reduce the principal amount or rate of interest thereon;

•	change the redemption price, if applicable;

•	change the place or currency of payment of principal of or premium, if any, or interest on any note;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

•	reduce the above-stated percentage of outstanding Exchange Notes necessary to modify or amend the Exchange Notes Indenture;

•

modify the foregoing requirements or reduce the percentage of outstanding Exchange Notes necessary to waive any past default or compliance with certain restrictive provisions to less than a majority; or

•	change any obligation of Boeing to maintain an office or transfer agency.

Discharge and Defeasance

We may discharge certain obligations to holders of any series of Exchange Notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Exchange Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Exchange Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Exchange Notes Indenture have been complied with.

The Exchange Notes Indenture further provides that, if applicable to the Exchange Notes of any series, we may elect to defease and be discharged from any and all obligations with respect to such Exchange Notes (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Exchange Notes and the obligations to register the transfer or exchange of such Exchange Notes, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of such Exchange Notes and to hold moneys for payment in trust) (“defeasance”) upon the irrevocable deposit by us with the trustee, in trust, of an amount of money or U.S. government obligations, or both, applicable to such Exchange Notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay the principal of (and premium, if any) and interest, if any, on such securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, (1) the defeasance does not result in a breach or violation of, or constitute a default under, the Exchange Notes Indenture or any other agreement or instrument to which we are a party or by which we are bound, (2) no default or event of default with respect to the notes to be defeased shall have occurred and be continuing on the date of the establishment of such a trust, and (3) we have delivered to the trustee an opinion of counsel (as specified in the Exchange Notes Indenture) to the effect that the holders of such notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Exchange Notes Indenture.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, under the Exchange Notes Indenture, has a designated office at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606. The Exchange Notes Indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the Exchange Notes of any series for which they are trustee, the trustee must eliminate the conflict or resign.

From time to time, we may borrow from the trustee or its affiliates. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates.

We will designate the trustee as our sole paying agent for the Exchange Notes.

Governing Law

The Exchange Notes Indenture and the Exchange Notes for all purposes will be governed by and construed in accordance with the internal laws of the State of New York. Actions regarding the Exchange Notes may be brought in any court of competent jurisdiction in the United States.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the Exchange Notes that remain unclaimed for two years after the maturity date of the Exchange Notes will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Book Entry, Delivery and Form

Global Notes

We will issue the Exchange Notes in the form of one or more global notes in fully registered, book-entry form. The global notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Investors may hold their interests in such global notes directly through Euroclear and Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in these systems and may hold their interests through DTC if they are participants in DTC, or indirectly through organizations that are participants in DTC. Euroclear and Clearstream will hold the interests in such global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. These depositaries, in turn, will hold the interests in such global notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

Except as set forth below, such global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

All interests in the global notes, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream also may be subject to the procedures and requirements of their systems.

Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we, the trustee nor any paying agent takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The clearing systems have advised us as follows:

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for DTC participants’ accounts. This eliminates the need to exchange certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a DTC participant. The rules that apply to DTC and its participants are on file with the SEC.

We expect that pursuant to procedures established by DTC:

•	upon deposit of each global note, DTC will credit the accounts of participants in DTC designated by the Exchange Agent with an interest in the global note; and

•

ownership of the Exchange Notes will be shown on, and the transfer of ownership of the Exchange Notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Exchange Notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the global note for all purposes under the Exchange Notes Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have Exchange Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated notes; and

•

will not be considered the owners or holders of the Exchange Notes under the Exchange Notes Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Exchange Notes Indenture.

Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of the Exchange Notes under the Exchange Notes Indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither we, the trustee nor any paying agent, if applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the Exchange Notes.

Payments with respect to the principal of, and premium, if any, and interest on, any Exchange Notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee or any paying agent, if applicable, to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those Exchange Notes, under the Exchange Notes Indenture. Under the terms of the Exchange Notes Indenture, we, the trustee and any paying agent, if applicable, may treat the persons in whose names the Exchange Notes, including the global notes, are registered as the owners of those Exchange Notes for the purpose of receiving payment on those Exchange Notes and for any and all other purposes whatsoever. Accordingly, none of us, the trustee, or any paying agent, if applicable, have or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, and interest.

Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with the clearing systems’ respective rules and operating procedures.

Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the global notes as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the global notes, and voting by DTC participants, will be governed by the customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in street name. However, these payments will be the responsibility of the DTC participants and not of DTC, the trustee, any paying agent, if applicable, or us.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter, dealer, agent or purchaser engaged by us to sell the Exchange Notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to interests in the Exchange Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc, a U.K. limited liability company, and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter, dealer, agent or purchaser engaged by us to sell the Exchange Notes.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank regulated by the Belgian Banking and Finance Commission and is overseen as the operator of a securities settlement system by the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

We expect the Exchange Notes will trade in DTC’s Same-Day Funds Settlement System. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same-day funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Exchange Notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositary.

Because of time-zone differences, credits of Exchange Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Exchange Notes settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the Exchange Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of interests in the Exchange Notes among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time by any of them. Neither we, the trustee nor any paying agent, if applicable, will have any responsibility for the performance of DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•	DTC notifies us that it is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•

we instruct the trustee that the global note is exchangeable for Exchange Notes in certificated form, the global note or global notes for the Exchange Notes will be exchangeable for Exchange Notes in certificated form with the same terms and of an equal aggregate principal amount, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The certificated notes will be registered in the name or names as DTC instructs the trustee or any registrar appointed by us. We expect that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes. Upon the issuance of certificated notes, the trustee or any registrar appointed by us is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered.

Neither we, the trustee nor any registrar appointed by us will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the Exchange Notes, and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be exchanged for Original Notes. In the case of Exchange Notes in certificated form, we will make payment of principal and any premium at the maturity of each such Exchange Note in immediately available funds upon presentation of the Exchange Note at the corporate trust office of the trustee, or at any other place as we may designate. Payment of interest on Exchange Notes in certificated form due at redemption or maturity will be made to the person to whom payment of the principal of the applicable Exchange Note will be made.

Payment of interest due on Exchange Notes in certificated form other than at maturity will be made at the corporate trust office of the trustee or, at our option, may be made by check mailed to the address of the person entitled to receive payment as the address appears in the security register, except that a holder of Exchange Notes may be entitled to receive interest payments on any applicable interest payment date other than at maturity by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the trustee at least 30 days prior to the applicable interest payment date. Any wire instructions received by the trustee will remain in effect until revoked by the holder.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

An exchange of Original Notes for Exchange Notes will not be a taxable event for U.S. federal income tax purposes. The tax consequences of holding Exchange Notes will be the same as those of holding Original Notes, the initial adjusted issue price of your Exchange Notes will equal the adjusted issue price of the Original Notes, your initial tax basis in the Exchange Notes will equal your tax basis in the Original Notes and your holding period for the Exchange Notes will include your holding period for the Original Notes.

You should consult your own tax advisor with respect to the U.S. federal, state and local and non-U.S. tax consequences of participating in the Exchange Offer.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993)), and subject to the immediately following sentence, we believe Exchange Notes issued in connection with the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date this registration statement is declared effective and ending on the close of business 180 days after such date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until May 17, 2025 (180 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the date this registration statement is declared effective, we shall promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The legality of the Exchange Notes will be passed upon for Boeing by Kirkland & Ellis LLP.

EXPERTS

The consolidated financial statements of The Boeing Company and subsidiaries as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of The Boeing Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2024 and 2023, June 30, 2024 and 2023, and September 30, 2024 and 2023 which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article VII, Section 3 of Boeing’s Amended and Restated By-Laws provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL. Boeing maintains liability insurance applicable to its directors and certain officers as permitted by Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or certain officers of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (i) any breach of such person’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, payments of unlawful dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or (v) in the case of an officer, any action by or in the right of the corporation.

Article Eleventh of Boeing’s Amended and Restated Certificate of Incorporation provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director will not be liable to Boeing or its shareholders for monetary damages for conduct as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Boeing pursuant to the foregoing provisions, Boeing has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exchange Offer for

Up to $1,000,000,000 6.259% Senior Notes due 2027

Up to $1,500,000,000 6.298% Senior Notes due 2029

Up to $1,000,000,000 6.388% Senior Notes due 2031

Up to $2,500,000,000 6.528% Senior Notes due 2034

Up to $2,500,000,000 6.858% Senior Notes due 2054

Up to $1,500,000,000 7.008% Senior Notes due 2064

PROSPECTUS

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon Trust Company, N.A.

By Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Email Transmission (for Eligible Institutions Only):

The Bank of New York Mellon Trust Company, N.A. c/o BNY Mellon Corporate Trust Operations – Reorganization Unit 500 Ross Street, Suite 625 Pittsburgh, PA 15262	CT_Reorg_Unit_Inquiries@bnymellon.com

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners also may contact their custodian for assistance concerning the Exchange Offer.

November 18, 2024